Exhibit 99.1

Travelzoo 590 Madison Avenue 35th Floor New York, NY 10022 Investor Relations: ir@travelzoo.com
FOR IMMEDIATE RELEASE

Travelzoo Reports Second Quarter 2024 Results

NEW YORK, July 25, 2024 — Travelzoo® (NASDAQ: TZOO):

•Revenue of $21.1 million, consistent year-over-year
•Consolidated operating profit of $4.0 million
•Non-GAAP consolidated operating profit of $4.8 million
•Cash flow from operations of $3.1 million
•Earnings per share (EPS) of $0.23

Travelzoo, the club for travel enthusiasts, today announced financial results for the second quarter ended June 30, 2024. Consolidated revenue was $21.1 million, consistent year-over-year. In constant currencies, revenue was $21.2 million, up from $21.1 million year-over-year. Travelzoo's reported revenue consists of advertising revenues and commissions, derived from and generated in connection with purchases made by Travelzoo members, and membership fees.

Net income attributable to Travelzoo was $2.9 million for Q2 2024, or $0.23 per share, compared with $0.17 in the prior-year period. Net income attributable to Travelzoo from continuing operations was $2.9 million for Q2 2024, or $0.23 per share, compared with $0.17 in the prior-year period.

Non-GAAP operating profit was $4.8 million. Non-GAAP operating profit excludes amortization of intangibles ($88,000), stock option expenses ($0.7 million) and severance-related expenses ($30,000). Please refer to “Non-GAAP Financial Measures” and the tabular reconciliation below.

“We will continue to leverage Travelzoo's global reach, trusted brand, and strong relationships with top travel suppliers to negotiate more exclusive offers for members,” said Holger Bartel, Travelzoo's Global
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CEO. “With more than 30 million members, 8 million mobile app users, and 4 million social media followers, Travelzoo is loved by travel enthusiasts who are affluent, active, and open to new experiences."

Cash Position
As of June 30, 2024, consolidated cash, cash equivalents and restricted cash were $13.2 million. Net cash provided by operations was $3.1 million.

Travelzoo North America
North America business segment revenue remained consistent year-over-year at $14.1 million. Operating profit for Q2 2024 was $3.7 million, or 26% of revenue, compared to operating profit of $3.8 million in the prior-year period.

Travelzoo Europe
Europe business segment revenue increased 1% year-over-year to $6.0 million. In constant currencies, Europe business segment revenue increased 1% year-over-year. Operating profit for Q2 2024 was $512,000, or 9% of revenue, compared to operating loss of $239,000 in the prior-year period.

Jack’s Flight Club
Jack’s Flight Club is a membership subscription service in which Travelzoo has a 60% ownership interest. Revenue from unaffiliated customers increased 9% year-over-year to $1.1 million. The number of premium subscribers increased 19% year-over-year. Jack’s Flight Club’s revenue from subscriptions is recognized ratably over the subscription period (quarterly, semi-annually, annually). Non-GAAP operating profit for Q2 2024 was $25,000. Non-GAAP operating profit excludes amortization of intangibles ($59,000) related to the acquisition of Travelzoo’s ownership interest in Jack’s Flight Club in 2020.

New Initiatives
New Initiatives business segment revenue, which includes Licensing and Travelzoo META, was $23,000. Operating loss for Q2 2024 was $184,000.

In June 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Japan for the exclusive use of Travelzoo’s brand, business model, and members in Japan. In August of 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Australia for the exclusive use of Travelzoo’s brand, business models, and members in Australia, New Zealand, and Singapore. Under these arrangements, Travelzoo’s existing members in Australia, Japan, New
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Zealand, and Singapore will continue to be owned by Travelzoo as the licensor. Travelzoo recorded $7,000 in licensing revenue from the licensee in Japan in Q2 2024. Travelzoo recorded $11,000 in licensing revenue from the licensee in Australia, New Zealand, and Singapore in Q2 2024. Licensing revenue is expected to increase going forward.

Members and Subscribers
As of June 30, 2024, we had 30.8 million members worldwide, consistent with June 30, 2023. In North America, Travelzoo had 16.1 million unduplicated members as of June 30, 2024, down from 16.2 million as of June 30, 2023. In Europe, Travelzoo had 9.2 million unduplicated members as of June 30, 2024, consistent with June 30, 2023. Jack’s Flight Club had 2.2 million subscribers, including premium subscribers, as of June 30, 2024, consistent with June 30, 2023.

Discontinued Operations
In March 2020, Travelzoo decided to exit its Asia Pacific business and operate it as a licensing business going forward. Consequently, the Asia Pacific business has been classified as discontinued operations.

Income Taxes
A provision of $1.3 million for income taxes was recorded for Q2 2024, compared to an income tax expense of $1.1 million in the prior-year period. Travelzoo intends to utilize available net operating losses (NOLs) to largely offset its actual tax liability for Q2 2024.

Share Repurchase Program
During Q2 2024, the Company repurchased 800,000 of its outstanding common stock.

Looking Ahead
For Q3 2024, we expect growth in revenue year-over-year, albeit at a smaller pace than in 2023. However, there could be unexpected fluctuations. We also expect for Q3 2024 higher profitability year-over-year. For 2025, we expect substantial growth in revenue as a result of additional revenue from membership fees.

In December 2023, we announced the introduction of a membership fee for Travelzoo beginning January 1, 2024. We recognize membership fee revenue ratably over the subscription period. Legacy Travelzoo members as of December 31, 2023, which represent more than 95% of members, are exempt from the fee during 2024. Therefore, we do not anticipate membership fee revenue from these members before 2025.
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Non-GAAP Financial Measures
Management calculates non-GAAP operating income when evaluating the financial performance of the business. Travelzoo’s calculation of non-GAAP operating income, also called “non-GAAP operating profit” in this press release and today’s earnings conference call, excludes the following items: amortization of intangibles, stock option expenses and severance-related expenses. This press release includes a table which reconciles GAAP operating income to the calculation of non-GAAP operating income. Non-GAAP operating income is not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"). This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Conference Call
Travelzoo will host a conference call to discuss second quarter 2024 results today at 11:00 a.m. ET. Please visit http://ir.travelzoo.com/events-presentations to
•download the management presentation (PDF format) to be discussed in the conference call
•access the webcast

About Travelzoo
We, Travelzoo®, are the club for travel enthusiasts. Our 30 million members receive exclusive offers and one-of-a-kind experiences personally reviewed by our deal experts around the globe. We have our finger on the pulse of outstanding travel, entertainment, and lifestyle experiences. We work in partnership with more than 5,000 top travel suppliers—our long-standing relationships give Travelzoo members access to irresistible deals.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

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Travelzoo
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues	$21,141	$21,128	$43,126	$42,729
Cost of revenues	2,520	2,880	5,160	5,571
Gross profit	18,621	18,248	37,966	37,158
Operating expenses:
Sales and marketing	9,386	10,142	17,984	19,438
Product development	603	518	1,169	1,008
General and administrative	4,621	4,315	9,211	8,728
Total operating expenses	14,610	14,975	28,364	29,174
Operating income	4,011	3,273	9,602	7,984
Other income, net	176	479	315	829
Income from continuing operations before income taxes	4,187	3,752	9,917	8,813
Income tax expense	1,267	1,091	2,772	2,469
Income from continuing operations	2,920	2,661	7,145	6,344
Income from discontinued operations, net of tax	—	2	—	—
Net income	2,920	2,663	7,145	6,344
Net income (loss) attributable to non-controlling interest	(7)	37	(18)	45
Net income attributable to Travelzoo	$2,927	$2,626	$7,163	$6,299

Net income attributable to Travelzoo—continuing operations	$2,927	$2,624	$7,163	$6,299
Net income attributable to Travelzoo—discontinued operations	$—	$2	$—	$—

Income per share—basic
Continuing operations	$0.23	$0.17	$0.54	$0.41
Discontinued operations	$—	$—	$—	$—
Net income per share—basic	$0.23	$0.17	$0.54	$0.41

Income per share—diluted
Continuing operations	$0.23	$0.17	$0.54	$0.40
Discontinued operations	$—	$—	$—	$—
Net income per share—diluted	$0.23	$0.17	$0.54	$0.40
Shares used in per share calculation from continuing operations—basic	12,895	15,275	13,191	15,485
Shares used in per share calculation from discontinued operations—basic	12,895	15,275	13,191	15,485
Shares used in per share calculation from continuing operations—diluted	12,976	15,337	13,300	15,557
Shares used in per share calculation from discontinued operations—diluted	12,976	15,337	13,300	15,557
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Travelzoo
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$12,567	$15,713
Accounts receivable, net	13,220	12,965
Prepaid income taxes	998	629
Prepaid expenses and other	1,726	1,461
Total current assets	28,511	30,768
Deposits and other	223	1,115
Deferred tax assets	3,102	3,196
Restricted cash	675	675
Operating lease right-of-use assets	5,873	6,015
Property and equipment, net	499	578
Intangible assets, net	1,686	2,091
Goodwill	10,944	10,944
Total assets	$51,513	$55,382
Liabilities and Equity
Current liabilities:
Accounts payable	$5,212	$4,546
Merchant payables	16,708	20,622
Accrued expenses and other	4,217	3,658
Deferred revenue	3,207	2,044
Income tax payable	1,070	766
Operating lease liabilities	2,389	2,530
Liabilities from discontinued operations	24	24
Total current liabilities	32,827	34,190
Long-term tax liabilities	6,323	4,681
Long-term operating lease liabilities	6,342	6,717
Other long-term liabilities	376	911
Total liabilities	45,868	46,499
Common stock	124	136
Tax indemnification	(9,537)	(9,537)
Note receivable from shareholder	(1,753)	(1,753)
Additional paid-in capital	—	439
Retained earnings	17,083	19,508
Accumulated other comprehensive loss	(4,951)	(4,607)
Total Travelzoo stockholders’ equity	966	4,186
Non-controlling interest	4,679	4,697
Total stockholder's equity	5,645	8,883
Total liabilities and equity	$51,513	$55,382
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Travelzoo
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$2,920	$2,663	$7,145	$6,344
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	175	467	558	945
Stock-based compensation	688	432	783	828
Deferred income tax	(12)	30	(27)	(38)
Loss on long-lived assets	—	10	—	10
Net foreign currency effects	(14)	(36)	(11)	(33)
Provision of loss (net recoveries) on accounts receivable and refund reserves	26	(117)	(7)	(829)
Changes in operating assets and liabilities:
Accounts receivable	(150)	3,516	(385)	3,888
Prepaid income taxes	(390)	610	(327)	1,017
Prepaid expenses, deposits and other	(49)	2,325	533	2,485
Accounts payable	(295)	(1,072)	713	(2,393)
Merchant payables	(1,101)	(4,013)	(3,779)	(8,604)
Accrued expenses and other	478	(534)	1,450	377
Income tax payable	224	234	278	234
Other liabilities	556	600	753	1,419
Net cash provided by operating activities	3,056	5,115	7,677	5,650
Cash flows from investing activities:
Proceeds from repayment of note receivable	—	74	—	113
Purchases of property and equipment	(48)	(46)	(83)	(157)
Net cash provided by (used in) investing activities	(48)	28	(83)	(44)
Cash flows from financing activities:
Repurchase of common stock	(6,557)	(4,684)	(10,429)	(4,870)
Exercise of stock options and taxes paid for net share settlement of equity awards	—	(299)	—	(299)
Net cash used in financing activities	(6,557)	(4,983)	(10,429)	(5,169)
Effect of exchange rate on cash, cash equivalents and restricted cash	(73)	211	(311)	382
Net increase (decrease) in cash, cash equivalents and restricted cash	(3,622)	371	(3,146)	819
Cash, cash equivalents and restricted cash at beginning of period	16,865	19,826	16,389	19,378
Cash, cash equivalents and restricted cash at end of period	$13,243	$20,197	$13,243	$20,197
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Travelzoo
Segment Information from Continuing Operations
(Unaudited)
(In thousands)

Three months ended June 30, 2024	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenues from unaffiliated customers	$14,015	$6,004	$1,099	$23	$21,141
Intersegment revenues	119	(53)	(66)	—	—
Total net revenues	14,134	5,951	1,033	23	21,141
Operating profit (loss)	$3,717	$512	$(34)	$(184)	$4,011

Three months ended June 30, 2023	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenues from unaffiliated customers	$13,642	$6,462	$1,011	$13	$21,128
Intersegment revenues	491	(575)	84	—	—
Total net revenues	14,133	5,887	1,095	13	21,128
Operating profit (loss)	$3,753	$(239)	$97	$(338)	$3,273

Six months ended June 30, 2024	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenues from unaffiliated customers	$28,288	$12,584	$2,199	$55	$43,126
Intersegment revenues	74	29	(103)	—	—
Total net revenues	28,362	12,613	2,096	55	43,126
Operating profit (loss)	$8,155	$1,894	$(133)	$(314)	$9,602

Six months ended June 30, 2023	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenues from unaffiliated customers	$28,209	$12,540	$1,959	$21	$42,729
Intersegment revenues	682	(766)	84	—	—
Total net revenues	28,891	11,774	2,043	21	42,729
Operating profit (loss)	$8,269	$218	$52	$(555)	$7,984

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Travelzoo
Reconciliation of GAAP to Non-GAAP Information
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
GAAP operating expense	$14,610	$14,975	$28,364	$29,174
Non-GAAP adjustments:
Amortization of intangibles (A)	88	389	405	787
Stock option expenses (B)	688	431	783	827
Severance-related expenses (C)	30	56	30	95
Non-GAAP operating expense	13,804	14,099	27,146	27,465

GAAP operating profit	4,011	3,273	9,602	7,984
Non-GAAP adjustments (A through C)	806	876	1,218	1,709
Non-GAAP operating profit	4,817	4,149	10,820	9,693

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